801 E. 86th Avenue Merrillville, IN 46410

FOR IMMEDIATE RELEASE January 31, 2005

FOR ADDITIONAL INFORMATION
Media	Investors
Kris Falzone	Dennis Senchak
Vice President, Corporate Communications	Vice President, Investor Relations
(219) 647-5581	(219) 647-6085
klfalzone@nisource.com	senchak@nisource.com

Carol Churchill	Randy Hulen
Director, Corporate Communications	Director, Investor Relations
(888) 696-0481	(219) 647-5688
cchurchill@nisource.com	rghulen@nisource.com

Rae Kozlowski
Manager, Investor Relations
(219) 647-6083
ekozlowski@nisource.com

NiSource reports 2004 earnings
Cost management, lower interest expense lessen impact of unfavorable weather

MERRILLVILLE, Ind. – NiSource Inc. (NYSE: NI) today reported improved income from continuing operations in 2004, despite the impact of unfavorable weather on the company’s natural gas and electric utility businesses.

“In 2004, we continued to hold the line on operation and maintenance costs, strengthened our balance sheet and lowered interest expense,” stated Gary L. Neale, NiSource chairman and chief executive officer. “These positive efforts largely offset the adverse impact of weather on our natural gas and electric distribution businesses. Weather in our gas markets was somewhat warmer than normal overall during the year, while the summer was significantly cooler than normal in our northern Indiana electric market.

“Our strong, balanced portfolio of utility and pipeline assets continues to deliver solid performance, resulting in full-year earnings above the revised guidance we had set in October 2004,” Neale added.

Income from continuing operations for the year ended Dec. 31, 2004, was $430.2 million, or $1.63 per share (all per share amounts are basic), compared with $425.7 million, or $1.64 per share, in 2003.

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NiSource reports 2004 earnings

There were 4.1 million more average shares outstanding at Dec. 31, 2004, compared with the end of 2003. The increase was primarily due to the issuance during the fourth quarter of 2004 of 6.8 million shares of common stock upon the settlement of the forward stock purchase contracts comprising a component of NiSource’s Stock Appreciation Income Linked Securities (SAILSsm), and the issuance during the first quarter of 2003 of 13.1 million shares of common stock associated with the settlement of forward equity agreements comprising a component of the Corporate PIES.

Net income for 2004 was $436.3 million, or $1.65 per share, compared with $85.2 million, or 33 cents per share, in 2003. NiSource recognized losses associated with discontinued operations during the 2003 period.

Operating income was $1,072.0 million in 2004, compared with $1,116.3 million in 2003. Operating expenses were $1,983.7 million in 2004, compared with $1,944.0 million in 2003. Significant items that impacted the respective years were as follows:

	2004	2003
	(In millions)	(In millions)
Net Revenues:
Weather (compared to normal)	$(23.9)	$15.4
Rate refunds	—	(12.4)
Gas costs and other changes	17.7	(2.1)
Legal settlement	5.1	—

Total Impact — Net Revenues	$(1.1)	$0.9

Operating Expenses
Operation and Maintenance Expenses:
Environmental remediation	$—	$11.0
Insurance recoveries	1.8	5.1
Legal, accrual and other changes	3.9	24.4

Total Impact — Operation and Maintenance Expenses	$5.7	$40.5

Gain/Loss on Sale of Assets	$3.1	$24.9

Property and Sales Tax Adjustments	$29.7	$13.1

Total Impact — Operating Expenses	$38.5	$78.5

Total Impact — Operating Income	$37.4	$79.4

Excluding the above items, operation and maintenance expenses declined when comparing the two periods. Operating income and total operating expenses were relatively flat.

Neale noted that interest expense was $60.8 million lower for the twelve months ended Dec. 31, 2004, compared with 2003. “We continued to strengthen the balance sheet in 2004, reducing total debt by more than $350 million,” he said. “At the end of 2004, our debt ratio stood at 57 percent, down from over 60 percent at the end of 2003.”

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NiSource reports 2004 earnings

NiSource President Robert C. Skaggs, Jr., said accomplishments during 2004 included the implementation of regulatory and commercial strategies in key states that benefit both customers and shareholders, such as the renewal of Customer CHOICEsm in Ohio. Also, the NiSource pipelines completed the renegotiation of long-term contracts with their largest customers and made notable progress with several major transmission, storage and access expansion initiatives.

“The regulated revenue and commercial strategies that we initiated in 2003 have begun to yield returns, while customer growth and the improving economy contributed to increased throughput in our natural gas business and increased electric sales to our industrial customers during 2004,” Skaggs said. “Our pipelines are focused on new expansion and storage projects to bring additional natural gas supplies to key markets. These important developments provide NiSource with a strong platform for longer-term, sustainable growth.”

For the three months ended Dec. 31, 2004, income from continuing operations was $156.9 million, or 59 cents per share, compared with $140.6 million, or 54 cents per share, for the same period a year earlier. The company reported net income of $159.4 million, or 60 cents per share, for the 2004 period, compared with net income of $139.8 million, or 54 cents per share, in the fourth quarter of 2003.

NiSource will host an analyst meeting in New York, with a conference call available to financial analysts, at 12:30 p.m. EST on Friday, Feb. 4, to further discuss the company’s 2004 results, outlook for 2005 and initiatives that will lead into 2006. All interested parties may hear the conference call live on Feb. 4 and view the presentation by logging on to the NiSource Web site at www.nisource.com.

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NiSource reports 2004 earnings

Fourth Quarter 2004 Operating Income

NiSource’s consolidated fourth quarter 2004 operating income was $344.1 million compared with $319.3 million for the comparable period in 2003. This $24.8 million increase in operating income was due to higher net revenues from regulatory initiatives and increased customer usage. The impact of regulatory initiatives, which drove increases in net revenues during the current period, were partially offset by the implementation of the bad debt tracker for Columbia of Ohio that decreased operating expenses during the comparable period last year. Operating income for NiSource’s business segments for the quarter ended Dec. 31, 2004, is discussed below.

Gas Distribution operations reported operating income of $175.9 million, an increase of $13.3 million versus the fourth quarter of 2003. The increase was mainly attributable to higher net revenues and lower employee and administrative expenses. Higher net revenues resulting from the Columbia Gas of Ohio stipulation agreement and increased usage were partially offset by higher operating expenses due to the comparable 2003 period being favorably impacted by approval of a bad debt tracker for Columbia Gas of Ohio that allowed for the recovery of previously uncollected accounts receivable.

Gas Transmission and Storage operations reported operating income of $109.1 million, approximately the same with a year ago. A decrease in net revenues was offset with lower operating expenses. The decrease in net revenues was primarily attributable to the restructuring of firm transportation and storage service contracts, which expired on Oct. 31, 2004. These contracts represent approximately 60 percent of the Transmission Segment’s net annual revenues. The reduction to net revenues in the fourth quarter of 2004 from the restructuring of these contracts was $5.8 million. Going forward, the segment expects annual revenues from these contracts to be reduced by approximately $40 million, which represents approximately 5 percent of total segment revenues. This reduction is projected to be partially offset by increased revenues resulting from remarketing efforts and new firm contracts.

Electric operations reported operating income of $70.0 million, an increase of $8.7 million from the comparable period last year primarily resulting from higher net revenues from the environmental tracker, increased industrial usage, and lower property tax accruals, partially offset by higher operation and maintenance expenses.

The Other segment reported an operating loss of $5.1 million, compared to an operating loss of $7.1 million during the fourth quarter of 2003. The decreased loss resulted primarily from lower net costs to run the Whiting Clean Energy facility. The quarter ended Dec. 31, 2004 was also favorably impacted by a gain on the sale of an equity investment. The comparable period last year was favorably impacted by a gain on the sale of NiSource’s interest in Mid-Tex Gas Storage and a reversal of a litigation reserve.

Corporate reported an operating loss of $5.8 million, a $1.1 million reduction in loss from the comparable 2003 period, driven by lower employee and administrative expenses.

Other Items

Interest expense was $101.6 million for the quarter, a decrease of $11.6 million from the same period in 2003, due to a quarter-over-quarter reduction in long-term debt and short-term borrowings and lower long-term interest rates as a result of refinancing activity. Other, net decreased by $0.9 million as a result of decreased interest income in the 2004 period. Income taxes for the fourth quarter of 2004 were $86.5 million, a $19.2 million increase from 2003 mainly resulting from higher pre-tax income.

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NiSource reports 2004 earnings

Twelve-Month Period Operating Income

NiSource’s consolidated operating income was $1,072.0 million for the twelve months ended Dec. 31, 2004, compared with $1,116.3 million for the same period in 2003, a decrease of $44.3 million. Net revenue was down slightly from the prior year as decreased sales and deliveries of electricity and natural gas resulting from unfavorable weather impacts versus last year were mostly offset with higher revenues from increased industrial usage, additional residential and commercial customers, rate refunds that reduced 2003 revenues, and regulatory initiatives that improved 2004 net revenue. These regulatory efforts included the environmental tracker in Indiana and the Columbia Gas of Ohio stipulation agreement. Operating expenses for 2004 were $39.7 million higher than 2003 due primarily to the comparable 2003 period being favorably impacted by the $16.6 million gain on sale of Columbia Service Partners (CSP), insurance recoveries and the reversal of environmental and other accruals. Partially offsetting these favorable impacts from the prior year were reductions in property tax accruals during 2004. NiSource’s business segment operating income for the year ended Dec. 31, 2004, is discussed below.

Gas Distribution Operations operating income was $440.3 million for the year ended Dec. 31, 2004, a decrease of $66.1 million from the prior year. Net revenues decreased by $36.0 million, primarily as the result of warmer weather and lower non-traditional revenues partially offset by increased industrial and customer usage and the recognition of revenues from the Columbia Gas of Ohio stipulation agreement. Operating expenses during 2004 were $30.1 million higher than 2003 due primarily to the comparable 2003 period being favorably impacted by insurance recoveries, accrual adjustments, and a revised allocation methodology of corporate employee and administrative expenses. Both periods benefited from lower uncollectible accounts resulting from the approval of the bad debt tracker for Columbia of Ohio in the fourth quarter of 2003. Gas Distribution Operations throughput for the period increased by 22.3 MMDth to 898.5 MMDth, largely due to increased off system, industrial and transportation volumes, partially offset by reduced residential and commercial volumes as a result of warmer weather during year ended December 31, 2004, compared with the prior year.

Gas Transmission and Storage Operations reported operating income of $363.1 million, a $35.7 million decrease from the comparable 2003 period. Operating expenses for 2004 increased by $31.0 million due primarily to the comparable 2003 period being favorably impacted by the reversal of an accrual for environmental remediation and the reversal of a legal accrual. Higher pension expenses during 2004 also added to the increase. Both years reflect lower interruptible transmission service revenues than those that have been historically realized. Management has evaluated operational issues and market conditions and anticipates that there will be fewer opportunities for interruptible revenue on an ongoing basis. In addition net revenues will continue to be impacted by the restructuring of firm transportation and storage service contracts, which had expired on Oct. 31, 2004. These contracts represent approximately 60 percent of the Transmission Segment’s net annual revenues. Going forward, the segment expects annual revenues from these contracts to be reduced by approximately $40 million, which represents approximately 5 percent of total segment revenues. This reduction is projected to be partially offset by increased revenues resulting from remarketing efforts and new firm contracts.

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NiSource reports 2004 earnings

Electric operations reported operating income of $306.2 million, an increase of $38.7 million from the comparable period last year primarily from higher net revenues from environmental trackers and increased industrial usage, and the effect of regulatory rate refunds in the comparable 2003 period. These increases were partially offset by unfavorable weather during 2004. Operating expenses decreased by $7.1 million due to the reduction of property tax accruals partially offset by reserve adjustments that lowered 2003 expenses, debt reacquisition costs, and higher administrative charges and fees associated with the Midwest Independent System Operator (MISO). Electric Operations sold 17,367.5 gwh for the year, a decrease of 1,071.7 gwh from last year. The decrease was primarily due to decreased wholesale transaction sales and cooler weather in the third quarter partially offset by increased sales to industrial and commercial customers.

The Other segment reported an operating loss of $32.3 million, versus an operating loss of $43.8 million in the 2003 period. The lower operating loss resulted from reduced employee and administrative expenses and a $5.1 million legal settlement. In addition, both periods included losses associated with Whiting Clean Energy.

Corporate reported an operating loss of $5.3 million, an improvement of $7.3 million from the comparable 2003 period. The improvement was due largely to lower employee, administrative and other operation and maintenance expenses.

Other Items

Interest expense was $403.9 million for the twelve month period ended Dec. 31, 2004, compared to $464.7 million for the 12 months of 2003, a decrease of $60.8 million due mainly to lower long-term interest rates as a result of refinancing activity completed in 2003 and a year-over-year reduction in long-term debt and short term borrowings. Other, net decreased by $7.9 million as a result of decreased interest income in 2004. Income taxes for the twelve months of 2004 were $240.9 million, a $6.7 million increase from 2003, mainly resulting from higher pre-tax income.

Basic average shares of common stock outstanding at Dec. 31, 2004 were 263.7 million compared to 259.6 million at Dec. 31, 2003. The increase was primarily due to the issuance during the fourth quarter of 2004 of 6.8 million shares of common stock upon the settlement of the forward stock purchase contracts comprising a component of NiSource’s Stock Appreciation Income Linked Securities (SAILSsm) and the issuance during the first quarter of 2003 of 13.1 million shares of common stock associated with the settlement of forward equity agreements comprising a component of the Corporate PIES.

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NiSource reports fourth-quarter earnings

About Nisource

NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 holding company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.7 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Although NiSource Inc. believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Investors are cautioned that the forward-looking statements in this presentation are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: weather, fluctuations in supply and demand for energy commodities, growth opportunities for NiSource’s businesses, increased competition in deregulated energy markets, dealings with third parties over whom NiSource has no control, the regulatory process, regulatory and legislative changes, changes in general economic, capital and commodity market conditions, and counter-party credit risk.

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NiSource Inc.
Income Statement Data

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
(in millions, except per share amounts)	2004	2003	2004	2003

Net Revenues
Gas distribution	$1,212.7	$991.1	$3,801.8	$3,554.5
Gas transmission and storage	275.2	276.1	1,013.4	1,015.5
Electric	279.9	261.3	1,121.0	1,115.9
Other	200.4	154.1	730.0	560.7

Gross Revenues	1,968.2	1,682.6	6,666.2	6,246.6
Cost of sales	1,111.0	871.0	3,610.5	3,186.3

Total Net Revenues	857.2	811.6	3,055.7	3,060.3

Operating Expenses
Operation and maintenance	320.2	311.0	1,211.7	1,185.9
Depreciation and amortization	130.8	124.4	509.7	497.0
Gain on sale of assets	(4.0)	(10.0)	(3.1)	(24.9)
Other taxes	66.1	66.9	265.4	286.0

Total Operating Expenses	513.1	492.3	1,983.7	1,944.0

Operating Income	344.1	319.3	1,072.0	1,116.3

Other Income (Deductions)
Interest expense, net	(101.6)	(113.2)	(403.9)	(464.7)
Minority interests	—	—	—	(2.5)
Preferred stock dividends of subsidiaries	(1.1)	(1.1)	(4.4)	(4.5)
Other, net	2.0	2.9	7.4	15.3

Total Other Income (Deductions)	(100.7)	(111.4)	(400.9)	(456.4)

Income From Continuing Operations Before Income Taxes	243.4	207.9	671.1	659.9
Income Taxes	86.5	67.3	240.9	234.2

Income from Continuing Operations	156.9	140.6	430.2	425.7

Income (Loss) from Discontinued Operations — net of taxes	0.9	(1.8)	6.1	(0.5)
Income (Loss) on Disposition of Discontinued Operations — net of taxes	1.6	1.0	—	(331.2)
Change in Accounting — net of tax	—	—	—	(8.8)

Net Income	$159.4	$139.8	$436.3	$85.2

Basic Earnings (Loss) Per Share ($)
Continuing operations	0.59	0.54	1.63	1.64
Discontinued operations	0.01	—	0.02	(1.28)
Change in accounting	—	—	—	(0.03)

Basic Earnings (Loss) Per Share	0.60	0.54	1.65	0.33

Diluted Earnings (Loss) Per Share ($)
Continuing operations	0.58	0.53	1.62	1.63
Discontinued operations	0.01	—	0.02	(1.27)
Change in accounting	—	—	—	(0.03)

Diluted Earnings (Loss) Per Share	0.59	0.53	1.64	0.33

Dividends Declared Per Common Share	0.23	0.23	0.92	1.10

Basic Average Common Shares Outstanding (millions)	267.2	261.6	263.7	259.6
Diluted Average Common Shares (millions)	269.0	263.7	265.5	261.6

NiSource Inc.
Summary of Financial and Operating Data

	Three Months		Twelve Months
Gas Distribution Operations	Ended December 31,		Ended December 31,
(in millions)	2004	2003	2004	2003

Net Revenues
Sales Revenues	$1,208.2	$1,020.5	$3,859.6	$3,677.8
Less: Cost of gas sold	887.3	726.0	2,850.8	2,625.3

Net Sales Revenues	320.9	294.5	1,008.8	1,052.5
Transportation Revenues	119.5	116.8	431.8	424.1

Net Revenues	440.4	411.3	1,440.6	1,476.6

Operating Expenses
Operation and maintenance	168.6	158.8	640.4	615.4
Depreciation and amortization	50.1	47.5	194.6	190.2
Other taxes	45.8	42.4	165.3	164.6

Total Operating Expenses	264.5	248.7	1,000.3	970.2

Operating Income	$175.9	$162.6	$440.3	$506.4

Revenues ($ in Millions)
Residential	743.8	636.2	2,388.5	2,356.2
Commercial	255.5	227.2	839.0	841.3
Industrial	51.1	55.1	197.4	194.0
Transportation	119.5	116.8	431.8	424.1
Off system sales	34.0	18.9	214.2	86.1
Other	123.8	83.1	220.5	200.2

Total	1,327.7	1,137.3	4,291.4	4,101.9

Sales and Transportation (MMDth)
Residential sales	67.7	66.4	218.9	230.4
Commercial sales	25.9	25.5	85.3	89.7
Industrial sales	6.8	6.2	24.3	21.8
Transportation	138.9	150.5	534.5	522.9
Off system sales	4.4	3.9	34.9	10.5
Other	0.4	0.1	0.6	0.9

Total	244.1	252.6	898.5	876.2

Heating Degree Days	1,696	1,697	4,887	5,134
Normal Heating Degree Days	1,771	1,771	4,967	4,949
% Colder (Warmer) than Normal	(4%)	(4%)	(2%)	4%

Customers
Residential			2,389,032	2,278,768
Commercial			215,633	210,967
Industrial			5,806	6,009
Transportation			722,379	779,802
Other			61	135

Total			3,332,911	3,275,681

NiSource Inc.
Summary of Financial and Operating Data (continued)

	Three Months		Twelve Months
Transmission and Storage Operations	Ended December 31,		Ended December 31,
(in millions)	2004	2003	2004	2003

Operating Revenues
Transportation revenues	$188.9	$183.1	$668.0	$663.2
Storage revenues	44.2	44.4	178.2	177.9
Other revenues	1.8	3.1	9.0	12.2

Total Operating Revenues	234.9	230.6	855.2	853.3
Less: Cost of gas sold	10.1	3.2	22.6	16.0

Net Revenues	224.8	227.4	832.6	837.3

Operating Expenses
Operation and maintenance	75.5	80.7	301.8	278.3
Depreciation and amortization	28.3	28.0	114.2	111.4
Loss (Gain) on sale of assets	1.0	(1.9)	1.2	(1.8)
Other taxes	10.9	11.2	52.3	50.6

Total Operating Expenses	115.7	118.0	469.5	438.5

Operating Income	$109.1	$109.4	$363.1	$398.8

Throughput (MMDth)
Columbia Transmission
Market Area	277.1	284.8	978.3	1,018.9
Columbia Gulf
Mainline	123.6	131.1	539.1	612.6
Short-haul	25.7	29.9	102.5	124.4
Columbia Pipeline Deep Water	3.9	2.5	16.7	7.4
Crossroads Gas Pipeline	10.8	9.1	40.5	34.3
Granite State Pipeline	9.6	10.3	32.7	33.4
Intrasegment eliminations	(121.8)	(127.9)	(537.1)	(592.1)

Total	328.9	339.8	1,172.7	1,238.9

NiSource Inc.
Summary of Financial and Operating Data (continued)

	Three Months		Twelve Months
Electric Operations	Ended December 31,		Ended December 31,
(in millions)	2004	2003	2004	2003

Net Revenues
Sales revenues	$279.6	$255.8	$1,111.2	$1,092.8
Less: Cost of sales	92.3	78.3	351.0	364.2

Net Revenues	187.3	177.5	760.2	728.6

Operating Expenses
Operation and maintenance	67.0	57.3	243.3	224.7
Depreciation and amortization	45.5	44.3	178.1	175.1
Gain on sale of assets	(1.6)	—	(1.6)	—
Other taxes	6.4	14.6	34.2	61.3

Total Operating Expenses	117.3	116.2	454.0	461.1

Operating Income	$70.0	$61.3	$306.2	$267.5

Revenues ($ in millions)
Residential	70.3	65.6	295.1	294.9
Commercial	71.7	69.4	294.1	289.8
Industrial	110.0	98.0	414.1	380.2
Wholesale	5.4	13.4	47.0	92.8
Other	22.2	9.4	60.9	35.1

Total	279.6	255.8	1,111.2	1,092.8

Sales (Gigawatt Hours)
Residential	731.9	685.7	3,104.3	3,122.5
Commercial	885.4	857.2	3,635.0	3,579.7
Industrial	2,348.7	2,316.9	9,309.4	8,972.2
Wholesale	112.6	418.0	1,176.2	2,623.2
Other	45.4	44.4	142.6	141.6

Total	4,124.0	4,322.2	17,367.5	18,439.2

Cooling Degree Days	—	—	582	572
Normal Cooling Degree Days	—	—	803	808
% Warmer (Cooler) than Normal	—	—	(28%)	(29%)

Electric Customers
Residential			392,342	388,123
Commercial			50,332	49,252
Industrial			2,528	2,543
Wholesale			22	21
Other			770	794

Total			445,994	440,733

NiSource Inc.
Summary of Financial and Operating Data (continued)

	Three Months		Twelve Months
Other Operations (includes assets held for sale)	Ended December 31,		Ended December 31,
(in millions)	2004	2003	2004	2003

Net Revenues
Products and services revenue	$210.6	$131.6	$694.4	$466.2
Less: Cost of products purchased	204.9	135.1	667.4	450.2

Net Revenues	5.7	(3.5)	27.0	16.0

Operating Expenses
Operation and maintenance	9.1	7.0	44.0	50.9
Depreciation and amortization	4.4	2.6	13.3	11.2
Gain on sale of assets	(3.4)	(7.5)	(2.7)	(6.4)
Other taxes	0.7	1.5	4.7	4.1

Total Operating Expenses	10.8	3.6	59.3	59.8

Operating Income (Loss)	$(5.1)	$(7.1)	$(32.3)	$(43.8)

	Three Months		Twelve Months
Corporate	Ended December 31,		Ended December 31,
(in millions)	2004	2003	2004	2003

Operating Income (Loss)	$(5.8)	$(6.9)	$(5.3)	$(12.6)

NiSource Inc.
Summary of Financial and Operating Data (continued)

	December 31,	December 31,
Other Information	2004	2003

Total Common Stock Equity	$4,787.1	$4,415.9

Shares Outstanding (thousands)	270,625	262,630

Book Value of Common Shares	$17.69	$16.81

NiSource Inc.
Summary of Financial and Operating Data (continued)

	December 31,	December 31,
(in millions, except share amounts)	2004	2003

	(unaudited)
ASSETS
Property, Plant and Equipment
Utility Plant	$16,194.1	$15,977.3
Accumulated depreciation and amortization	(7,247.6)	(7,095.9)

Net utility plant	8,946.5	8,881.4

Other property, at cost, less accumulated depreciation	438.2	409.3

Net Property, Plant and Equipment	9,384.7	9,290.7

Investments and Other Assets
Assets of discontinued operations and assets held for sale	23.4	20.7
Unconsolidated affiliates	108.1	113.2
Other investments	72.5	74.7

Total Investments	204.0	208.6

Current Assets
Cash and cash equivalents	30.1	27.3
Restricted cash	56.3	22.8
Accounts receivable (less reserve of $44.7 and $54.1, respectively)	536.7	546.3
Unbilled revenue (less reserve of $10.9 and $3.5, respectively)	352.7	268.0
Gas inventory	452.9	429.4
Underrecovered gas and fuel costs	293.8	203.2
Materials and supplies, at average cost	70.8	71.5
Electric production fuel, at average cost	29.2	29.0
Price risk management assets	61.1	74.3
Exchange gas receivable	169.6	174.8
Regulatory Assets	136.2	114.5
Prepayments and other	96.2	101.8

Total Current Assets	2,285.6	2,062.9

Other Assets
Price risk management assets	148.3	114.4
Regulatory assets	568.4	575.5
Goodwill	3,687.2	3,687.2
Intangible assets	529.7	527.2
Deferred charges and other	180.1	147.8

Total Other Assets	5,113.7	5,052.1

Total Assets	$16,988.0	$16,614.3

NiSource Inc.
Summary of Financial and Operating Data (continued)

	December 31,	December 31,
(in millions, except share amounts)	2004	2003

	(unaudited)
CAPITALIZATION AND LIABILITIES
Capitalization
Common stock equity
Common stock - $0.01 par value - 400,000,000 shares authorized, 270,625,370
and 262,630,409 shares issued and outstanding, respectively	$2.7	$2.6
Additional paid-in-capital	3,924.0	3,752.2
Retained earnings	925.4	731.3
Accumulated other comprehensive loss and other common stock equity	(65.0)	(70.2)

Total common stock equity	4,787.1	4,415.9
Preferred stocks—Series without mandatory redemption provisions	81.1	81.1
Long-term debt, excluding amounts due within one year	4,835.9	5,993.4

Total Capitalization	9,704.1	10,490.4

Current Liabilities
Current portion of long-term debt	1,299.9	118.3
Short-term borrowings	307.6	685.5
Accounts payable	648.4	496.6
Dividends declared on common and preferred stocks	1.1	1.8
Customer deposits	87.1	80.4
Taxes accrued	160.9	210.8
Interest accrued	84.1	82.4
Overrecovered gas and fuel costs	15.5	29.2
Price risk management liabilities	46.9	36.5
Exchange gas payable	325.1	290.8
Current deferred revenue	31.5	28.2
Regulatory liabilities	30.2	73.7
Accrued liability for postretirement and pension benefits	85.5	56.8
Other accruals	478.4	418.0

Total Current Liabilities	3,602.2	2,609.0

Other Liabilities and Deferred Credits
Price risk management liabilities	5.5	0.2
Deferred income taxes	1,665.9	1,586.4
Deferred investment tax credits	78.4	87.3
Deferred credits	58.0	72.7
Noncurrent deferred revenue	87.4	113.0
Accrued liability for postretirement and pension benefits	413.0	406.9
Preferred stock liabilities with mandatory redemption provisions	0.6	2.4
Regulatory liabilities and other removal costs	1,168.6	1,061.6
Other noncurrent liabilities	204.3	184.4

Total Other	3,681.7	3,514.9

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$16,988.0	$16,614.3

NiSource Inc.
Summary of Financial and Operating Data (continued)

Twelve Months Ended December 31, (in millions)	2004	2003

Operating Activities
Net income	$436.3	$85.2
Adjustments to reconcile net income to net cash from continuing operations:
Depreciation and amortization	509.7	497.0
Net changes in price risk management activities	16.3	(4.3)
Deferred income taxes and investment tax credits	97.5	77.9
Deferred revenue	(22.3)	(6.4)
Amortization of unearned compensation	8.0	12.9
Gain on sale of assets	(3.1)	(24.9)
Change in accounting	—	8.8
(Income)Loss from unconsolidated affiliates	(0.9)	5.4
Loss from sale of discontinued operations	—	331.2
(Income)Loss from discontinued operations	(6.1)	0.5
Amortization of discount/premium on debt	21.6	18.9
Other	(2.3)	(2.5)
Changes in assets and liabilities, net of effect from acquisitions of businesses:
Restricted cash	(33.5)	1.4
Accounts receivable and unbilled revenue	(92.0)	67.3
Inventories	(23.1)	(166.9)
Accounts payable	153.3	(41.4)
Customer deposits	6.7	15.2
Taxes accrued	(56.4)	(89.5)
Interest accrued	1.7	5.9
(Under) Overrecovered gas and fuel costs	(104.3)	18.9
Exchange gas receivable/payable	93.3	(196.0)
Other accruals	11.4	(55.5)
Prepayment and other current assets	4.2	9.9
Regulatory assets/liabilities	18.6	3.3
Postretirement and postemployment benefits	35.4	82.6
Deferred credits	(14.3)	(28.1)
Deferred charges and other noncurrent assets	(36.3)	14.2
Other noncurrent liabilities	4.4	(26.6)

Net Cash Flows from Continuing Operations	1,023.8	614.4
Net Cash Flows from (used for) or from Discontinued Operations	2.2	(141.5)

Net Cash Flows from Operating Activities	1,026.0	472.9

Investing Activities
Capital expenditures	(517.0)	(574.6)
Proceeds from disposition of assets	7.1	586.5
Other investing activities	(9.2)	(17.6)

Net Cash Flows used for Investing Activities	(519.1)	(5.7)

Financing Activities
Issuance of long-term debt	450.0	1,401.5
Retirement of long-term debt	(486.6)	(1,366.9)
Change in short-term debt	(377.9)	(227.6)
Retirement of preferred shares	(1.8)	(346.2)
Issuance of common stock and capital contributed	159.4	354.7
Acquisition of treasury stock	(4.1)	(2.5)
Dividends paid — common shares	(243.1)	(284.0)

Net Cash Flows used for Financing Activities	(504.1)	(471.0)

Increase (decrease) in cash and cash equivalents	2.8	(3.8)
Cash and cash equivalents at beginning of year	27.3	31.1

Cash and cash equivalents at end of period	$30.1	$27.3

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	383.0	442.3
Interest capitalized	2.3	2.5
Cash paid for income taxes	184.6	256.8

NiSource Inc.
Summary of Financial and Operating Data (continued)
Significant Items That Impacted Operating Income

		Transmission and
2004 (in millions)	Gas Distribution	Storage	Electric	Other	Corporate	Total

Net Revenues:
Weather (compared to normal)	$(8.2)	$—	$(15.7)	$—	$—	$(23.9)
Gas costs and other changes	17.5	(1.1)	0.3	1.0	—	17.7
Legal settlement	—	—	—	5.1	—	5.1

Total Impact — Net Revenues	9.3	(1.1)	(15.4)	6.1	—	(1.1)

Operating Expenses
Operation and Maintenance Expenses:
Insurance recoveries	—	—	1.8	—	—	1.8
Legal, accrual and other changes	(1.0)	(3.2)	(7.7)	(1.3)	17.1	3.9

Total Impact — O & M Expenses	(1.0)	(3.2)	(5.9)	(1.3)	17.1	5.7

Gain/(Loss) on Sale of Assets	—	(1.2)	1.6	2.7	—	3.1

Property and Sales Tax Adjustments	4.7	2.1	21.9	1.0	—	29.7

Total Impact — Operating Expenses	3.7	(2.3)	17.6	2.4	17.1	38.5

Total Impact — Operating Income	$13.0	$(3.4)	$2.2	$8.5	$17.1	$37.4

		Transmission and
2003 (in millions)	Gas Distribution	Storage	Electric	Other	Corporate	Total

Net Revenues:
Weather (compared to normal)	$25.2	$—	$(9.8)	$—	$—	$15.4
Rate refunds	—	—	(12.4)	—	—	(12.4)
Gas costs and other changes	7.8	(8.1)	(0.8)	(1.0)	—	(2.1)

Total Impact — Net Revenues	33.0	(8.1)	(23.0)	(1.0)	—	0.9

Operating Expenses
Operation and Maintenance Expenses:
Environmental remediation	—	11.0	—	—	—	11.0
Insurance recoveries	3.1	2.0	—	—	—	5.1
Legal, accrual and other changes	21.7	2.5	3.3	(3.1)	—	24.4

Total Impact — O & M Expenses	24.8	15.5	3.3	(3.1)	—	40.5

Gain on Sale of Assets	—	1.9	—	6.4	16.6	24.9

Property and Sales Tax Adjustments	8.7	3.0	—	1.4	—	13.1

Total Impact — Operating Expenses	33.5	20.4	3.3	4.7	16.6	78.5

Total Impact — Operating Income	$66.5	$12.3	$(19.7)	$3.7	$16.6	$79.4